                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                         ____________________________

                 Bank One Trust Company, National Association
              (Exact name of trustee as specified in its charter)

A National Banking Association                      31-0838515
                                                    (I.R.S. employer
                                                    identification number)

100 East Broad Street, Columbus, Ohio               43271-0181
(Address of principal executive offices)            (Zip Code)

                         Bank One Trust Company, N.A.
                               1 Bank One Plaza
                            Chicago, Illinois 60670
  Attn:  Sandra L. Caruba, Vice President and Senior Counsel, (312) 336-9436
           (Name, address and telephone number of agent for service)
                         _____________________________

                            BERKSHIRE HATHAWAY INC.
              (Exact name of obligor as specified in its charter)

Delaware                                         47-0813844
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                   identification number)

1440 Kiewit Plaza                                68131
Omaha, Nebraska                                  (ZIP Code)
(Address of principal executive offices)


                                Debt Securities
                        (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
         --------------------
         information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,

         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
         is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.

Item 16. List of exhibits.   List below all exhibits filed as a
         -----------------
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 10th day of May, 2001.


             Bank One Trust Company, National Association,
             Trustee


             By /s/ Sandra L. Caruba
                Sandra L. Caruba
                Vice President







* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         May 10, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Berkshire Hathaway Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              Bank One Trust Company, National Association


                              By: /s/ Sandra L. Caruba
                                      Sandra L. Caruba
                                      Vice President
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
                                                EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 3/31/01  State #: 391581   FFIEC 041
Address:                100 Broad Street              Vendor ID:  D       Cert #:  21377    Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                  Dollar Amounts in thousands      C300
                                                                                                                   ----
                                                                                  RCON  BIL MIL THOU
                                                                                  ----  ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                          RCON
                                                                                    ----
    a. Noninterest-bearing balances and currency and coin(1).................       0081      57,409               1.a
    b. Interest-bearing balances(2)..........................................       0071           0               1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).............       1754           0               2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)..........       1773       1,922               2.b
3.  Federal funds sold and securities purchased under agreements to resell...       1350     771,209               3.
4.  Loans and lease financing receivables:  (from Schedule RC-C):                   RCON
                                                                                    ----
    a. Loans and leases held for sale........................................       5369           0               4.a
    b. Loans and leases, net of unearned income..............................       B528      84,428               4.b
    c. LESS: Allowance for loan and lease losses.............................       3123         387               4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c)..................................................       B529      84,041               4.d
5.  Trading assets (from Schedule RC-D)......................................       3545           0               5.
6.  Premises and fixed assets (including capitalized leases).................       2145      21,125               6.
7.  Other real estate owned (from Schedule RC-M).............................       2150           0               7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...........................................       2130           0               8.
9.  Customers' liability to this bank on acceptances outstanding.............       2155           0               9.
10. Intangible assets
    a.  Goodwill.............................................................       3163           0              10.a
    b.  Other intangible assets (from Schedule RC-M).........................       0426      12,971              10.b
11. Other assets (from Schedule RC-F)........................................       2160     317,034              11.
12. Total assets (sum of items 1 through 11).................................       2170   1,265,711              12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:          Bank One Trust Company, N.A.       Call Date:  3/31/01        State #:  391581       FFIEC 041
Address:                      100 East Broad Street              Vendor ID:  D              Cert #:   21377        Page RC-2
City, State  Zip:             Columbus, OH 43271                 Transit #:  04400003

Schedule RC-Continued
                                                                                          Dollar Amounts in
                                                                                          Thousands
                                                                                          ---------
LIABILITIES
13.  Deposits:                                                                  RCON
     a. In domestic offices (sum of totals of columns A and C                   ----
        from Schedule RC-E)...............................................      2200      995,556               13.a
        (1) Noninterest-bearing(1)........................................      6631      558,282               13.a1
        (2) Interest-bearing..............................................      6636      437,274               13.a2
     b. Not applicable
14.  Federal funds purchased and securities sold
     under agreements to repurchase.......................................      RCFD 2800       0               14.
15.  Trading Liabilities(from Sechedule RC-D).............................      RCFD 3548       0               15.
16.  Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases) (from Schedule RC-M)...........      3190            0               16.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.............      2920            0               18.
19.  Subordinated notes and debentures (2)................................      3200            0               19.
20.  Other liabilities (from Schedule RC-G)...............................      2930      125,576               20.
21.  Total liabilities (sum of items 13 through 20).......................      2948    1,121,132               21.
22.  Minority interest in consolidated subsidiaries.......................      3000            0               22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus........................      3838            0               23.
24.  Common stock.........................................................      3230          800               24.
25.  Surplus (exclude all surplus related to preferred stock).............      3839       45,157               25.
26.  a. Retained earnings.................................................      3632       98,597               26.a
     b. Accumulated other comprehensive income (3)........................      B530           25               26.b
27.  Other equity capital components (4)..................................      A130            0               27.
28.  Total equity capital (sum of items 23 through 27)....................      3210      144,579               28.
29.  Total liabilities, minority interest, and equity
     capital (sum of items 21, 22, and 28)................................      3300    1,265,711               29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number
    of the statement below that best describes
    the  most comprehensive level of auditing work
    performed for the bank by independent external                                                              Number
    auditors as of any date during 1996....................RCFD 6724.......................[N/A]                 M.1.

1 = Independent audit of the bank conducted in                      4 = Directors' examination of the bank performed by
    accordance with generally accepted auditing                         other external auditors (may be required by
    standards by a certified public accounting firm                     state chartering authority)
    which submits a report on the bank                              5 = Review of the bank's financial statements
2 = Independent audit of the bank's parent                              by external auditors
    holding company conducted in accordance                         6 = Compilation of the bank's financial
    with generally accepted auditing standards by                       statements by external auditors
    a certified public accounting firm which                        7 = Other audit procedures (excluding tax
    submits a report on the consolidated                                preparation work)
    holding company (but not on the bank separately)                8 = No external audit work
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.